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64204

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                    NUMBER                                                                SHARES

                    CB                     COMMUNITY BANCORP INC.


         INCORPORATED UNDER THE LAWS                                       SEE REVERSE FOR CERTAIN DEFINITIONS
          OF THE STATE OF DELAWARE                                                CUSIP    20342P 10 9




         This Certifies that





        is the record holder of

                      FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $.625 PAR VALUE, OF

                       -------------------                         --------------------
                    ----------------------  COMMUNITY BANCORP INC. ------------------------
                       -------------------                         --------------------

           transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

             WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

           Dated:




  /s/ [illegible]         /s/ [illegible]                  [SEAL]                    /s/ [illegible]

   CHAIRMAN      PRESIDENT AND CHIEF EXECUTIVE OFFICER                                   SECRETARY

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                                            COUNTERSIGNED AND REGISTERED
                                               U.S. STOCK TRANSFER CORPORATION
                                                   TRANSFER AGENT AND REGISTRAR

                                            BY

                                                          AUTHORIZED SIGNATURE